EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 3, 2018
Centrus Signs Long-Term Supply Agreement with Orano
Deal Expands and Diversifies Centrus’ Supply Base to Support New Sales Opportunities
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) announced today that it is expanding its supply arrangements with Orano Cycle (Orano), a global nuclear fuel cycle company based in France, thereby further diversifying and expanding Centrus’ enrichment supply base to support its customers’ requirements. Under an agreement signed on April 27, 2018, Orano will provide Centrus with a substantial long-term supply of separative work units (SWU) beginning after 2020. The supply from Orano provides Centrus with access to over 6 million SWU through 2030, a quantity that is equivalent to more than 50 reactor-years of nuclear fuel.
“This long-term supply agreement with Orano enhances our ability to meet the needs of current and future customers and reflects our commitment to be the most diversified global supplier of enriched uranium,” said Daniel B. Poneman, president and chief executive officer. “The added supply will help us compete for new sales opportunities around the world so that we can continue to pursue our long-term goal of re-establishing a domestic uranium enrichment capability.”
“Through this long-term contract, Centrus and Orano reinforce their strong relationship, with the goal of enhancing diversity and security of supply for nuclear electricity producers,” said Antoine Troesch, senior executive vice president, Chemistry and Enrichment Business Unit, for Orano. “This contract shows the trust in Georges Besse 2, our state-of-the-art enrichment facility in Tricastin, France.”
The long-term agreement provides for deliveries from 2023 through 2028, with options for 2029 and 2030. Centrus has significant flexibility to adjust its purchase quantities as needed to meet its sales and delivery requirements subject to certain minimum purchase obligations.
The supply from Orano will enable Centrus to add new sales to its long-term order book, which stood at $1.3 billion as of December 31, 2017, and extends for more than a decade.
Centrus’ diverse base of supply now includes Orano and Joint Stock Company TENEX, along with its existing inventory and other sources of supply around the world.
About Centrus Energy
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks: the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government entity Joint Stock Company “TENEX” (“TENEX”) under a commercial supply agreement with TENEX (the “Russian Supply Agreement”); risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements, including the Russian Supply Agreement; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017. We do not undertake to update our forward-looking statements except as required by law.
Contacts:
Media: Jeremy Derryberry (301) 564-3392
Investors: Don Hatcher (301) 564-3460